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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             PRICE ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                MARYLAND                              33-0628740
        (State of Incorporation)                   (I.R.S. Employer
                                                   Identification No.)

   17140 BERNARDO CENTER DRIVE, SUITE 300                92128
            SAN DIEGO, CALIFORNIA                      (Zip Code)
            (Address of Principal
             Executive Offices)

   If this form relates to the             If this form relates to the
   registration of a class of securities   registration of a class of securities
   pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
   Exchange Act and is effective           Exchange Act and is effective
   pursuant to General Instruction         pursuant to General Instruction
   A.(c), please check the following       A.(d), please check the following
   box. /X/                                box.

         Securities to be registered pursuant to Section 12(b) of the Act:

              Title of Each Class                 Name of Each Exchange on Which
              to be so Registered                 Each Class is to be Registered

                --------------                            ----------------

           Common Stock, $.0001 Par Value            American Stock Exchange

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



     ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Price Enterprises, Inc., a Maryland corporation ("Enterprises"), will issue shares (the "Shares") of its Common Stock, par value $.0001 per share, in connection with the merger transaction described in Enterprises' Registration Statement on Form S-4 (File No. 333-61620) filed with the Securities and Exchange Commission (the "SEC") on May 25, 2001, as amended by Amendment No. 1 to Form S-4 filed June 19, 2001, Amendment No. 2 to Form S-4 filed July 6, 2001 and Amendment No. 3 to Form S-4 filed July 31, 2001 (the "Registration Statement"). A description of the Shares meeting the requirements of this item appears under the caption "Description of Enterprises Capital Stock" in the Registration Statement.

     ITEM 2.  EXHIBITS.

      3.1(1) Articles of Incorporation of Enterprises.

      3.2(2) Articles Supplementary of Enterprises.

      3.3(1) Bylaws of Enterprises.

      3.4(3) Articles of Amendment of Enterprises.

      3.5(4) Form of Articles of Amendment and Restatement of Enterprises.

      4.1(5) Form of Price Enterprises, Inc. Common Stock Certificate.

--------------

(1) Incorporated by reference to Enterprises' Transition Report on Form 10-K filed with the SEC on March 27, 1998.

(2) Incorporated by reference to Enterprises' Registration Statement on Form 8-A filed with the SEC on August 7, 1998.

(3) Incorporated by reference to Enterprises' Annual Report on Form 10-K filed with the SEC on March 19, 2001.

(4) Incorporated by reference to Enterprises' Current Report on Form 8-K filed with the SEC on March 23, 2001.

(5) Incorporated by reference to Enterprises' Registration Statement on Form S-4 (File No. 33-55481) filed with the SEC on September 15, 1994, as amended by Amendment No. 1 to Form S-4 filed November 3, 1994 and Amendment No. 2 to Form S-4 filed November 17, 1994.


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                                    SIGNATURE

                                     ------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Enterprises has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   August 10, 2001           PRICE ENTERPRISES, INC.


                                   By:   /s/ Gary B. Sabin
                                     ------------------------------------------
                                   Name:   Gary B. Sabin
                                   Title:  President and Chief Executive Officer


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